Exhibit 21.1
Subsidiaries of the Registrant
CACI, INC. – FEDERAL, a Delaware corporation
CACI, LLC – COMMERCIAL, a Delaware limited liability company
CACI NSS, LLC, a Delaware limited liability company
CACI N.V., a Netherlands corporation
CACI Limited, a United Kingdom private company limited by shares
CACI Technologies, LLC, a Virginia limited liability company (also does business as “CACI Productions Group”)
CACI Dynamic Systems, LLC, a Virginia limited liability company
CACI Premier Technology, LLC, a Delaware limited liability company
CACI Enterprise Solutions, LLC, a Delaware limited liability company
CACI-ISS, LLC, a Delaware limited liability company
CACI Technology Insights, LLC, a Virginia limited liability company
CACI-CMS Information Systems, LLC, a Virginia limited liability company
CACI-WGI, LLC, a Delaware limited liability company (also does business as “The Wexford Group International”)
CACI-Athena, LLC, a Delaware limited liability company
CACI Products Company, a Delaware corporation
LGS Innovations LLC, a Delaware limited liability company
Six3 Systems, LLC, a Delaware limited liability company
Six3 Advanced Systems, Inc., a Virginia corporation